Exhibit 10.36
                      GC INTERNATIONAL EMPLOYMENT CONTRACT

         This Employment Contract is entered into as of this 6TH day of March, 1998 by and between Michael Shoemaker, ("Employee") and GC International, Inc., a California corporation ("GC").
                                    RECITALS:
         A. Employee has been serving GC as the President and General Manger of the company's A.L. Johnson Division ("ALJ") since July 1995.

         NOW, THEREFORE, the parties hereto agree as follows:
         1. Employment and Duties. GC hereby agrees to continue the employment of Employee and Employee agrees to continue in such employment as President and General Manager of ALJ, performing such services and duties as are customarily incident to such employment and as modified from time to time by the President of GC or its Board of Directors. In addition, Employee shall hold such other offices as shall from time to time be determined by the Board of Directors of GC. Employee shall report directly to the President, and all employees of ALJ shall report to Employee. Employee shall devote all of his entire productive time, ability and attention to his employment hereunder as required to carry out the duties of Employee's offices.
         2. Term. This Contract shall commence on March 15, 1998 and shall continue in effect until March 15, 2008 unless earlier terminated.
         3.      Compensation.
                  A. Base Salary. GC shall pay Employee a base salary, which shall be comprised of the following payments:
                           (1)      One Hundred  Twenty-Five  Thousand  Dollars
($125,000) per annum, payable in equal weekly installments, subject to cost of living adjustments as provided in Paragraph D below.
                           (2)      A profit bonus as determined by the Board of
Directors yearly.
                  B. Reimbursement. GC shall promptly reimburse Employee for all expenses reasonably incurred by Employee in the furtherance of the business of Employer in accordance with Employer's standard operating procedures
                  C.  Consumer  Price Index  Adjustment.  Amounts  described  in
Section 3A(1) and Section 7B shall be adjusted annually as of the first day of January of each year by multiplying such figures by the Consumer Price Index Adjustment. For purposes hereof the "Consumer Price Index Adjustment" shall at any time during the term hereof be equal to"
                           (1)      1.00, plus
                           (2)      the  figure  (not  below  zero)  arrived  at
by  subtracting  the  figure  in  subparagraph   (i)  below  by  the  figure  in
subparagraph (ii) below and dividing the difference by the figure in subparagraph (ii) below:
                                    (i)    the  then  most  recently   published
Consumer Price Index for all Urban Wage Earners and Clerical Workers (base year 1982-84=100) for the Los Angeles area, (the "Index") published by the United States Department of Labor, Bureau of Labor Statistics (the "Bureau") for the month of October immediately preceding the year for which such adjustment is being made.
                                    (ii)  the  Index  used in  subparagraph  (I)
above for the preceding year's calculation.
         If during the term the Bureau ceases to maintain the Index, Employer shall select such other index or standard as will most nearly accomplish the aim and purpose of the Index and the use thereof by the parties hereto. Such other index or standard shall be used thereafter in the calculation provided for in this definition of Consumer Price Index Adjustment.
         4. Benefits. Employee shall be entitled to the following benefits during the term of this contract:
                  A. GC shall provide the Employee with the use of an automobile suitable for Employee's position as determined by GC. GC shall reimburse the Employee for all expenses of the automobile. Employee shall reimburse GC for personal use of such automobile by Employee in accordance with GC's standard procedures.
                  B. Employee shall participate in and have the benefit of all present and future life, accident, disability and health insurance plans; pension, profit-sharing and savings plans; and all other similar plans which are from time to time made generally available to senior executives of GC, but only to the extent that the same are maintained in effect from time to time.
                  C. GC shall have no obligation to continue any particular plans or provide any particular coverage with respect to Employee, except for those benefits specified in Paragraph A above.
         5. Termination by GC. GC may terminate Employee's employment at any time with notice if such termination is for "cause," as the same may be defined from time to time under applicable California law. In the event of such termination, Employee shall only be entitled to his base salary through the date of termination and any portions of any bonuses which may be payable to him under the terms of any bonus plans, i.e., if continued employment is not a prerequisite for participation and if termination for cause is not a disqualification. GC may terminate Employee's employment or reduce and defer salary paid under Paragraph (3)(A)(1) and 3(C) at any time upon 120 days notice in the event of severe economic decline or continuing losses at GC.
         6. Termination by Employee. Employee may terminate this Contract at any time upon 30 days prior written notice to GC. Upon any such termination of this Contract, Employee shall have no further rights with respect to compensation hereunder except (i) as the same shall be agreed between GC and Employee, and
(ii) for rights to salary and bonuses, if any, which shall be payable with respect to the period prior to termination of employment.
         7.       Death.
                  In the event of the death of Employee while employed by Employer, neither he nor his representatives shall be entitled to any further payments under this Contract other than those accrued but unpaid at his death.
         8.       Miscellaneous.
                  A. Breach. In the event of a breach of this Contract by either GC or the Employee resulting in damages to the other party, that party may recover from the party breaching the Contract any and all damages that may be sustained.
                  B. Arbitration. Any controversy between GC and the Employee involving the construction or application of any of the terms, provisions, or conditions of this Contract shall, on the written request of either party served on the other, be submitted to arbitration, and such arbitration shall comply with and be governed by the rules of the American Arbitration Association. Within thirty (30) days after one party serves the other with written notice of a dispute, GC and the Employee shall each appoint one (1) person to hear and determine the dispute and, if they are unable to agree, then the two (2) persons so chosen shall within ninety (90) days after their selection select a third
(3rd) impartial arbitrator whose decision shall be rendered within fifteen (15) days after his appointment and shall be final and conclusive upon both parties. The cost of arbitration shall be borne by the losing party or in such proportion as the arbitrators shall decide.
                  C. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Contract, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which he or it may be entitled.
                  D. Assignment. This Contract shall be binding upon, and shall inure to the benefit of, the heirs, succors and assigns of each party hereto.
                  E. Complete Agreement. This Contract constitutes the entire agreement between the parties and cancels and supersedes all other agreements between the parties which may have related to the subject matter contained in this Contract.
                  F. Modification, amendment, Waiver. No modification, amendment or waiver of any provisions of this Contract shall be effective unless approved in writing by both parties. The failure at any time to enforce any of the provisions of this Contract shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision hereof in accordance with its terms.
                  G. Governing Law and Severability. This Contract shall be construed in accordance with the laws of the State of California. Whenever possible, each provision of this Contract shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Contract shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Contract

     IN WITNESS WHEREOF, the parties have executed this contract as of the day and year first above written.


                                             GC International, Inc.

                                             /s/ F. Willard Griffith, II
                                             ---------------------------
                                                 F. Willard Griffith, II
                                                 Chairman and CEO



                                             ACCEPTED By Employee


                                             /s/ Michael Shoemaker
                                             ---------------------
                                                 Michael Shoemaker